UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On March 13, 2020, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 2, 2019 (the “Merger Agreement”), by and among Cleveland-Cliffs Inc., an Ohio corporation (“Cliffs”), AK Steel Holding Corporation, a Delaware corporation (“AK Steel”), and Pepper Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Cliffs (“Merger Sub”), Merger Sub merged with and into AK Steel with AK Steel surviving the merger as a wholly owned subsidiary of Cliffs (the “Merger”). On March 13, 2020, Cliffs issued a press release announcing the consummation of the Merger (the “Merger Press Release”). A copy of the Merger Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As previously disclosed, under the terms of the Merger Agreement, upon consummation of the Merger, each share of AK Steel common stock, par value $0.01 per share (“AK Steel common stock”), issued and outstanding immediately prior to the effective time of the Merger (other than AK Steel restricted shares and shares of AK Steel common stock owned by Cliffs, Merger Sub or AK Steel) were converted into 0.400 (the “Exchange Ratio”) common shares, par value $0.125 per share, of Cliffs (“Cliffs common shares”) (as well as cash in lieu of any fractional Cliffs common shares). Cliffs will issue 127,172,764 Cliffs common shares in connection with the Merger, exclusive of common shares issuable in connection with converted AK Steel equity awards and options.
As previously disclosed, upon consummation of the Merger, each outstanding (i) restricted stock unit in respect of AK Steel common stock with only time-based vesting requirements (“AK Steel RSU”), (ii) performance share award in respect of AK Steel common stock with any performance-based vesting requirements (“AK Steel PSA”), (iii) share of AK Steel common stock subject to vesting, repurchase or other lapse restrictions (“AK Steel Restricted Share”) and (iv) option to purchase a share of AK Steel common stock (excluding certain options granted under an AK Steel equity plan in effect prior to 2016 for which the option holder has elected to receive cash consideration as described in the Merger Agreement) (“AK Steel Option”), in each case, whether vested or unvested, will be converted, based on the Exchange Ratio, into a corresponding award denominated in Cliffs common shares. In the case of AK Steel PSAs, the performance goals have been adjusted to take into account the transactions contemplated by the Merger Agreement. Except as described in this paragraph, each converted AK Steel RSU, AK Steel PSA, AK Steel Restricted Share and AK Steel Option, as applicable, will, in general, continue to be governed by the same terms and conditions as were applicable to the respective awards immediately prior to the consummation of the Merger.
The issuance of Cliffs common shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Cliffs’ registration statement on Form S‑4 (Registration No. 333-235855), declared effective by the Securities and Exchange Commission (the “SEC”) on February 4, 2020 (the “Registration Statement”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.
ABL Facility
On March 13, 2020 Cliffs entered into an asset-based revolving credit facility (the “ABL Facility”) with Bank of America N.A. (“BOFA”), as administrative agent (in such capacity, “Administrative Agent”) and a lender, and various other financial institutions as lenders (the “Lenders”). The ABL Facility replaces Cliffs’ existing $450.0 million Amended and Restated Syndicated Facility Agreement, dated as of February 28, 2018, among Cliffs, the subsidiaries of Cliffs from time to time party thereto, the lenders from time to time party thereto and BOFA, as administrative agent.
The ABL Facility will mature upon the earlier of March 13, 2025 or 91 days prior to the maturity of certain other material debt of Cliffs, and provides for up to $2.0 billion in borrowings, including a $555.0 million sublimit for the issuance of letters of credit and a $125.0 million sublimit for swingline loans. Availability under the ABL Facility is limited to an eligible borrowing base determined by applying customary advance rates to eligible accounts receivable, inventory and certain mobile equipment.

The ABL Facility and certain bank products and hedge obligations are guaranteed by Cliffs and certain of its existing material wholly-owned domestic subsidiaries and are required to be guaranteed by certain of Cliffs’ future material wholly-owned domestic subsidiaries. Amounts outstanding under the ABL Facility and certain bank products and hedge obligations are secured by (i) a first-priority security interest in the accounts receivable and other rights to payment, inventory, as-extracted collateral, certain investment property, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets of Cliffs and the guarantors, and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”), and (ii) a second-priority security interest in substantially all of the assets of Cliffs and the other guarantors other than the ABL Collateral (collectively, the “Notes Collateral” and, together with the ABL Collateral, the “Collateral”), in each case, subject to certain customary exceptions.
Borrowings under the ABL Facility bear interest, at Cliffs’ option, at a base rate, or, if certain conditions are met, a LIBOR rate, in each case plus an applicable margin. The base rate is equal to the greater of the federal funds rate plus ½ of 1%, the LIBOR rate based on a one-month interest period plus 1%, the floating rate announced by BOFA as its “prime rate” and 1%; provided that, the LIBOR rate shall in no event be less than 0%. The LIBOR rate is a per annum fixed rate equal to LIBOR with respect to the applicable interest period and amount of LIBOR rate loan requested.
The ABL Facility contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios if certain conditions are triggered, covenants relating to financial reporting, covenants relating to the payment of dividends on, or purchase or redemption of, Cliffs’ capital stock, covenants relating to the incurrence or prepayment of certain debt, covenants relating to the incurrence of liens or encumbrances, compliance with laws, transactions with affiliates, mergers and sales of all or substantially all of Cliffs’ assets and limitations on changes in the nature of Cliffs’ business.
The ABL Facility provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to certain material indebtedness, the bankruptcy or insolvency of Cliffs and certain of its subsidiaries, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of Cliffs, and defaults under the Employee Retirement Income Security Act of 1974 (ERISA) resulting in liability of a specified amount. In the event of a default by Cliffs (beyond any applicable grace or cure period, if any), the Administrative Agent may and, at the direction of the requisite number of Lenders, shall declare all amounts owing under the ABL Facility immediately due and payable, terminate such Lenders’ commitments to make loans under the ABL Facility and/or exercise any and all remedies and other rights under the ABL Facility. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.
Secured Notes Indenture
On March 13, 2020, Cliffs entered into an indenture (the “Secured Notes Indenture”) among Cliffs, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and first lien notes collateral agent (the “Trustee”), relating to the issuance by Cliffs of $725 million aggregate principal amount of 6.75% Senior Secured Notes due 2026 (the “Secured Notes”). The Secured Notes were sold in a private transaction exempt from the registration requirements of the Securities Act. The Secured Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The Secured Notes bear interest at a rate of 6.75% per annum. Interest on the Secured Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2020. The Secured Notes mature on March 15, 2026 and are secured senior obligations of Cliffs.
The Secured Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by all of Cliffs’ material domestic subsidiaries (other than excluded subsidiaries) and will be secured (subject in each case to certain exceptions and permitted liens) by (i) a first-priority lien (pari passu with Cliffs’ existing secured notes) on the Notes Collateral and (ii) a second-priority lien (junior to the ABL Facility) on the ABL Collateral.
The terms of the Secured Notes are governed by the Secured Notes Indenture. The Secured Notes Indenture contains customary covenants that, among other things, limit Cliffs’ and its subsidiaries’ ability to create certain liens on property that secure indebtedness, use proceeds of dispositions of collateral, enter into sale and leaseback transactions, merge or consolidate with another company, and transfer or sell all or substantially all of Cliffs’ assets. Upon the occurrence of a “change of control triggering event,” as defined in the Secured Notes Indenture, Cliffs is required to offer to repurchase the Secured Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Cliffs may redeem any of the Secured Notes beginning on March 15, 2022. The initial redemption price is 105.063% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline each year after March 15, 2022 and will be 100% of their principal amount, plus accrued interest, beginning on March 15, 2025. Cliffs may also redeem some or all of the Secured Notes at any time and from time to time prior to March 15, 2022 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time and from time to time on or prior to March 15, 2022, Cliffs may redeem in the aggregate up to 35% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional Secured Notes) with the net cash proceeds of certain equity offerings, at a redemption price of 106.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional Secured Notes) issued under the Secured Notes Indenture remain outstanding after each such redemption.
The Secured Notes Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Secured Notes Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Secured Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Secured Notes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement and effective as of the effective time of the Merger (the “Effective Time”), the Board of Directors of Cliffs (the “Board”) increased the size of the Board from eleven to twelve members. Pursuant to the terms of the Merger Agreement, (i) as of the Effective Time, Michael D. Siegal and Joseph A. Rutkowski, Jr. each resigned as a member of the Board and (ii) effective immediately following such resignations, William K. Gerber, Ralph S. Michael, III and Arlene M. Yocum were each appointed as a director of Cliffs. Additionally, at the Effective Time, Mr. Gerber was appointed as a member of the Audit Committee of the Board, Ms. Yocum was appointed as a member of the Strategy Committee of the Board and Mr. Michael was appointed as the chairman of the Governance and Nominating Committee of the Board and a member of the Compensation and Organization Committee of the Board. In addition to these Committee appointments, the following changes have been made to Committees of the Board: Robert P. Fisher, Jr. was appointed as a member of the Governance and Nominating Committee of the Board, Gabriel Stoliar retired as a member of the Compensation and Organization Committee of the Board and was appointed as a member of the Strategy Committee of the Board, and Susan M. Green retired as a member of the Strategy Committee of the Board.

As non-employee directors, Messrs. Gerber and Michael and Ms. Yocum will, in general, receive pro-rata compensation under the same program that currently applies to Cliffs’ other non-employee directors, which compensation Cliffs previously disclosed under the heading “Director Compensation” in its most recent proxy statement filed with the SEC on March 9, 2020. Messrs. Gerber and Michael and Ms. Yocum will participate in Cliffs’ Amended and Restated 2014 Nonemployee Directors’ Compensation Plan (the “Plan”) and, pursuant to the Plan, they will each receive restricted share awards and will be entitled to quarterly retainer fees.
Cliffs also expects to enter into an indemnification agreement with each of Messrs. Gerber and Michael and Ms. Yocum in the same form as entered into with other Cliffs’ directors (the “Indemnification Agreement”). The Indemnification Agreement provides that, to the extent permitted by Ohio law, Cliffs will indemnify each of Messrs. Gerber and Michael and Ms. Yocum against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by any of them in connection with any suit in which they are a party or otherwise involved as a result of their respective service as a member of the Board. The foregoing discussion of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.
Tender Offers
On March 10, 2020, Cliffs and AK Steel issued a press release (the “Tender Offer Press Release”) announcing the early results of the previously announced tender offers and consent solicitations (the “Tender Offers”) for the 7.625% Senior Notes due 2021 and 7.50% Senior Secured Notes due 2023 (collectively, the “AK Steel Notes”) issued by AK Steel Corporation, a wholly owned subsidiary of AK Steel. A copy of the Tender Offer Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
On March 13, 2020, Cliffs accepted for payment and settled the Tender Offers with respect to all AK Steel Notes that were validly tendered and not validly withdrawn at or prior to the early participation deadline. Cliffs no longer intends to cause AK Steel Corporation to issue notices of redemption to holders of AK Steel Notes that remain outstanding following the expiration of the Tender Offers, if any, at this time.
This Current Report on Form 8-K does not constitute an offer to purchase, or a notice of redemption with respect to the AK Steel Notes or any other securities.
Entry into Supplemental Indentures
On March 13, 2020, Cliffs, AK Steel, AK Steel Corporation and certain material direct and indirect, wholly owned domestic subsidiaries of AK Steel Corporation (collectively, the “AK Steel Guarantors”) and U.S. Bank National Association, as trustee and, as applicable, first lien notes collateral agent, entered into supplemental indentures (collectively, the “Supplemental Indentures”) to the indentures governing Cliffs’ outstanding 5.75% Senior Notes due 2025, 4.875% Senior Secured Notes due 2024 and 5.875% Senior Guaranteed Notes due 2027 (collectively, the “Outstanding Cliffs Notes”). Pursuant to the Supplemental Indentures, the AK Steel Guarantors became guarantors under the indentures governing the Outstanding Cliffs Notes. In connection therewith, the AK Steel Guarantors also granted security interests in favor of the first lien notes collateral agent under the indenture governing Cliffs’ outstanding 4.875% Senior Secured Notes due 2024, on behalf of the holders thereof, to secure the obligations of Cliffs and the guarantors thereunder.

Item 9.01.	Financial Statements and Exhibits.
(a)    Financial statements of business acquired.
The financial statements of AK Steel required to be filed under Item 9.01 are attached as Exhibit 99.3 hereto.
(b)     Pro forma financial information.

The pro forma financial information of Cliffs required to be filed under Item 9.01 of Form 8-K is included in Cliffs’ Current Report on Form 8-K (File No. 001-08944) as filed with the SEC on February 26, 2020.

(d) Exhibits.
Exhibit Number	Description

2.1
*Agreement and Plan of Merger, dated as of December 2, 2019, by and among Cleveland-Cliffs Inc., AK Steel Holding Corporation, and Pepper Merger Sub Inc. (filed as Exhibit 2.1 to Cliffs' Form 8-K filed on December 4, 2019 and incorporated herein by reference)

10.1
Form of Director and Officer Indemnification Agreement between Cleveland-Cliffs Inc. and Directors and Officers (filed as Exhibit 10.2 to Cliffs’ Form 10-Q for the period ended March 31, 2019 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP relating to AK Steel Holding Corporation’s financial statements.
99.1	Merger Press Release
99.2	Tender Offer Press Release
99.3
Audited consolidated balance sheets of AK Steel Holding Corporation as of December 31, 2019 and 2018, and the related audited consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity (deficit) for each of the fiscal years ended December 31, 2019, 2018 and 2017, together with the notes thereto and the reports of independent registered public accounting firm thereon.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Cliffs hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	March 13, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary